Putnam Dynamic Asset Allocation Conservative Fund Period ending 3/31/17

1.	Sub-Management Contract between Putnam Investment Management, LLC and
Putnam Investments Limited dated February 27, 2014; Schedule A amended as of October 27, 2016 Incorporated by reference to Post-Effective Amendment No. 36 to the Registrants Registration Statement filed on January 27, 2017.